Exhibit 99.1

Calix Releases Second Quarter 2024 Financial Results

SAN JOSE, CA – July 22, 2024 – Calix, Inc. (NYSE: CALX) today announced unaudited financial results for its second quarter of 2024, which have been posted as a letter to stockholders to the investor relations section of its website. Please visit the Calix investor relations website at https://investor-relations.calix.com to view the letter to stockholders, along with accompanying supplemental financial information.

A conference call to discuss these results with President & CEO Michael Weening and CFO Cory Sindelar will be held tomorrow, July 23, 2024, at 5:30 a.m. Pacific Time / 8:30 a.m. Eastern Time.

Interested parties may listen to a live webcast of the conference call by visiting the Events section of the Calix Investor Relations website. The live conference call will be available by dialing (877) 407-4019, or international (201) 689-8337, with conference ID# 13747128. Participants may also click this link for instant telephone access to the event. The link will become active approximately 15 minutes prior to the start of the conference call. The conference call and webcast will include forward-looking information.

A webcast replay of the conference call will be available following its completion and will be archived on the Calix Investor Relations website.
About Calix

Calix, Inc. (NYSE: CALX) – Calix is an appliance-based platform, cloud and managed services company. Broadband service providers leverage the Calix broadband platform, cloud and managed services model to simplify operations, subscriber engagement and services; innovate for their consumer, business and municipal subscribers; and grow their value for members, investors and the communities they serve.

Our end-to-end platform, cloud and managed services democratize the use of data—enabling our customers of any size to operate efficiently, acquire subscribers and deliver exceptional experiences. Calix is dedicated to driving continuous improvement in partnership with our growing ecosystem to support the transformation of our BSP customers and their communities.

Category: Financial

Investor Inquiries:
Jim Fanucchi
VP, Investor Relations
InvestorRelations@calix.com
(408) 404-5400